EXHIBIT 10.12

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this      day of ___________ 2010, by and between Telkonet, Inc., a Utah corporation (the “Company”), and [                        ] (“Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law;

WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify its directors and certain of its officers to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he may be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

1.           Certain Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the meanings ascribed to them below when used in this Agreement with initial capital letters:

(a) "Claim" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted, made or conducted by the Company or any other party, including without limitation any governmental entity, that Indemnitee determines might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other.

(b) "Expenses" includes attorneys' and experts' fees, expenses and charges and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim.

(c) "Indemnifiable Losses" means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, "Losses") relating to, resulting from or arising out of any Claim by reason of the fact that (i) Indemnitee is or was a director, officer, employee or agent of the Company or (ii) Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

2.            Indemnification.

(a)           Third Party Proceedings.  Subject to Section 2(b), the Company will indemnify and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Utah in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against all Indemnifiable Losses relating to, resulting from or arising out of any Claim if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)           Authorization.  Any indemnification under this Agreement (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 2(a).  Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.  To the extent, however, that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

3.           Expenses; Indemnification Procedure.

(a)           Advance of Expenses.  Expenses incurred by Indemnitee in defending a Claim shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized under this Agreement.

(b)           Notice/Cooperation By Indemnitee.  Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as reasonably practicable of any Claim made or threatened to be made against Indemnitee for which indemnification is or will be sought under this Agreement.  Notice to the Company shall be directed to the Company at the address shown in Section 15 of this Agreement (or such address as the Company shall designate in writing to Indemnitee).  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.  The failure by Indemnitee to notify the Company of such Claim will not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of the Claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

(c)           Procedure.  If a Claim under Section 2 hereof is not paid in full by the Company within ninety (90) days after a written claim has been received by the Company, or a claim under Section 3(a) hereof for an advancement of expenses is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to Section 3(a), Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit, including any reasonable attorneys’ fees.  In any suit by the Company to recover an advancement of expenses pursuant to Section 3(a), the Company shall be entitled to recover such expenses, upon a final judicial decision from which there is no further right to appeal that Indemnitee has not met the standards of conduct which makes it permissible under applicable law for the Company to indemnify Indemnitee for the amounts claimed.  Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the standards of conduct which makes it permissible under applicable law for the Company to indemnify Indemnitee for the amounts claimed, nor an actual determination by the Company (including its board of directors, independent legal counsel, or stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by Indemnitee, be a defense to such suit.  In any suit brought by Indemnitee to enforce a right to indemnification or to an advancement of expenses pursuant to Section 3(a) hereunder, or by the Company to recover an advancement of expenses pursuant to Section 3(a), the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Agreement or otherwise shall be on the Company.

(d)           Notice to Insurers.  If, at the time of the receipt of a notice of a Claim, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in its policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with and to the extent of the terms of such policies.

 (e)           Selection of Counsel.  In the event the Company shall be obligated under this Agreement to pay any Expenses in connection with a Claim, the Company shall be entitled to assume the defense thereof, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, upon the delivery to Indemnitee of written notice of the Company’s election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that: (i) Indemnitee shall have the right to employ his or her counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee at the Company’s expense has been previously authorized by the Company, or (B) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4.           Additional Indemnification Rights: Nonexclusivity.

(a)           Scope.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted from time to time by the Utah General Corporation Law as the same presently exists or may hereafter be amended (but, if permitted by applicable law, in the case of any amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior to such amendment) or any other applicable law as presently or hereafter in effect.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors, an officer or other corporate agent, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)           Nonexclusivity.  The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Company’s Articles of Amendment of the Amended and Restated Articles of Incorporation (as the same may be amended from time to time), the Company’s By-Laws (as the same may be amended from time to time), any other agreement or contract, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

5.           Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Losses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6.           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

7.           Continuation of Indemnification.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director and/or officer of the Company or is serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust) of the Company and shall also continue after the period of such service with respect to any possible claims based on the fact that Indemnitee was or had been a director and/or officer of the Company or was or had been serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust).

8.           Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company may be required in the future to submit for determination by an appropriate regulatory agency the question of whether the Company’s obligation to indemnify Indemnitee is barred as a matter of public policy.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

9.           Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Excluded Acts.  To indemnify Indemnitee for any acts or omissions or transactions from which an officer or a director may not be relieved of liability under the Utah General Corporation Law; or

(b)           Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to a proceeding (or part thereof) initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to a proceeding (or part thereof) brought to enforce a right to indemnification under this Agreement and except with respect to a proceeding (or part thereof) authorized or consented to by the board of directors of the Company; or

(c)           Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d)           Insured Claims.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent paid, or acknowledged to be payable, directly to or on behalf of Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance; or

(e)           Claims Under Section 16(B).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities that is deemed, pursuant to a final judicial decision from which there is no further right to appeal, in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

10.           No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any Indemnifiable Loss made against Indemnitee to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Corporate Documents and Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable hereunder.

11.           Liability Insurance and Funding. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

12.           Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original.

13.           Binding Effect; Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representative and assigns.  The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all or substantially all of its business or assets expressly to assume and agree to perform this Agreement in the same manner and to the same extent that it would be required to perform if no such succession had taken place. This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 12. Without limiting the generality or effect of the foregoing, Indemnitee's right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee's will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 12, the Company will have no liability to pay any amount so attempted to be assigned or transferred.

14.           Attorney’s Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of terms of this Agreement, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

15.           Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing, shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed, or if sent otherwise, when such notice shall actually be received, and shall be delivered by Federal Express or a similar courier, personal delivery, certified or registered air mail, or by facsimile transmission.  Addresses for notice to either party are as follows (or at such other addresses for a party as shall be specified by like notice):

if to the Company:
Telkonet,  Inc.
10200 Innovation Drive
Suite 300
Milwaukee, WI 53226
Attention: General Counsel

if to Indemnitee:

[Indemnitee]
__________________
__________________
__________________

16.           Choice of Law.  This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Wisconsin, as applied to contracts between Delaware residents entered into and to be performed entirely within Wisconsin.

17.           Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provision of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

18.           Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

19.           Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

20.           Terminology and Headings. Words importing a gender include any other gender. Words in the singular number include the plural and words in the plural number include the singular.  Headings within this Contract are for convenient reference only and have no effect in limiting or extending the language of the provisions to which they refer.

21.           No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TELKONET, INC.

By:
Name:
Title:

[INDEMNITEE]

Name:
Title: